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                                                                  Exhibit 10.07

                             NON-RECOURSE PROMISSORY NOTE


$10,000,000.00                                                    March 10, 1999

          FOR VALUE RECEIVED, the undersigned Irwin Naturals/4Health, Inc., a Utah corporation (the "Debtor"), with its principal place of business located at 10549 W. Jefferson Boulevard, Culver City, CA 90232, hereby promises to pay to Inholtra Natural, Ltd., a Maine corporation (the "Creditor"), at 21 Oceanview Road, Kennebunk, ME 04043, or at such other place as the Creditor shall designate to the Debtor in writing, the principal amount of Ten Million Dollars ($10,000,000.00) lawful money of the United States of America, with interest thereon at the rate of eight percent (8%) per annum calculated on the basis of 365-day year and the number of days elapsed.

          This Promissory Note evidences the obligation of the Debtor, subject to the terms and conditions set forth below, to pay a portion of the balance of the purchase price (the "Purchase Price") for certain assets purchased by it from the Creditor pursuant to that certain Asset Purchase Agreement between the Debtor, the Creditor and certain other parties dated as of March 10, 1999 (the "Agreement").

          1. The principal amount hereof shall be payable on or before the close of business on June 10, 1999 (the "Maturity Date") and shall be repaid by Debtor as follows:

               (i) the principal amount of One Million Dollars ($1,000,000.00) shall be paid to the Indemnity Escrow Agent (as defined in Section 1.5 of the Agreement) to be held by it pursuant to the terms of the Indemnity Escrow Agreement (as also defined in Section 1.5 of the Agreement); and

               (ii) the remaining principal balance hereof, together with all accrued interest as herein provided, shall be paid to Creditor.

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          2.   In addition to its other rights hereunder and under the
Agreement, Debtor shall have the right upon notice to Creditor specifying in reasonable detail the basis for a set-off hereunder, to set-off and apply against its obligations to Creditor hereunder any and all amounts to which it may be entitled from Creditor under the Agreement and the other documents executed in connection with the transactions contemplated thereby. The exercise of such right of set-off by Debtor in good faith shall not constitute default hereunder.

          3. The principal amount of this Note may be prepaid, in whole or in part, along with accrued interest without premium or penalty.

          4. Upon notice to the Debtor of the loss, theft, destruction or mutilation of this Note, and in the case of any such mutilation upon surrender and cancellation of the mutilated document, and in the case of such loss, theft or destruction, upon delivery by the Creditor of an indemnity agreement satisfactory to the Debtor, the Debtor will execute and deliver to the Creditor a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

          5. Except as otherwise expressly provided herein, the terms of this Note may be amended only by a written instrument executed by the Debtor and the Creditor. No course of dealing with the Debtor and the Creditor nor any delay in executing any rights hereof shall operate as a waiver of any rights of the Creditor.

          6. All notices , requests, demands and other communications which are required to be given hereunder shall be deemed to have been duly given only if in writing and delivered by first class mail, return receipt requested, to the other party at its address appearing on the first page hereof or to such other address as such party shall have specified by notice in writing to the other party.

          7. The rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the local laws of the State of New York without regard to the principles of conflicts of law thereof.


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          8.   If (a) Debtor shall fail to pay any amount due under this Note when due; or (b) Debtor shall commit any other material breach or event of default under the Agreement which shall continue uncured for a period of ten
(10) days after notice thereof to Debtor; or (c) Debtor shall be dissolved or become insolvent, or shall merge with or into another entity; or (d) there shall be an assignment for the benefit of creditors of Debtor or appointment of a receiver or similar official for Debtor or its assets, or Debtor shall apply for, or be the subject of any voluntary or involuntary application or petition for protection or relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law; or (e) Debtor shall take any action for the purpose of effecting any of the foregoing; then and in any such event, all amounts of unpaid principal and all other amounts due to Creditor hereunder shall upon demand be due and payable in full.

          9. Except as otherwise set forth herein, the Debtor hereby waives presentment, demand for payment, notice of dishonor, notice of protest and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this instrument.

          10. This is a nonrecourse note and, anything herein to the contrary notwithstanding, Creditor agrees for itself, its representatives, successor, endorsees, and assigns that (a) neither Debtor nor its representatives, successors or assignees shall be personally liable on this Note, it being intended that Debtor's obligation to pay the principal of this Note with interest thereon is included for the sole purpose of establishing the existence of the indebtedness represented hereby and (b) in the event of default, Creditor (and any such representative, successor, endorsee, or assign) shall look for payment solely to the Reassignments (as defined in the Agreement) and the rights and remedies set forth in the Security Escrow Agreement (as defined in the Agreement) and will not make any claim or institute any action or proceeding against Debtor (or any representative, successor or assign of Debtor) for payment of this Note (or for any deficiency remaining after application of the property which is the subject of the Reassignments); provided, however, that nothing herein contained shall be construed to release or impair the indebtedness evidence by this Note, or of the lien upon the property securing it, or preclude the application of said property to the payment hereof in accordance with the terms of the Security Escrow Agreement.


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          11.  All disputes arising hereunder shall be resolved by binding arbitration in the City of New York, New York before a single arbitrator in accordance with the rules of the American Arbitration Association.

          IN WITNESS WHEREOF, this Note has been signed by the Debtor on the date first above written.

                                   IRWIN NATURALS/4HEALTH, INC.


                                   By: /s/ Klee Irwin
                                      ------------------------------------------
                                        Klee Irwin,
                                        Chief Executive Officer